Exhibit 99.1

[TIPPINGPOINT LOGO]

Company Contact:

Michael J. Rapisand

512-681-8000

investors@tippingpoint.com

TIPPINGPOINT TECHNOLOGIES REPORTS

SECOND QUARTER FISCAL 2004 RESULTS

AUSTIN, Texas – September 8, 2003 – TippingPoint Technologies, Inc. (Nasdaq: TPTI) today announced financial results for the quarter ended July 31, 2003.

Overview

The company reports revenues of approximately $337,000 and $967,000 for the three months and six months ended July 31, 2003, respectively. On July 31, 2003, the company had approximately $18.6 million in cash and cash equivalents. The company expects to incur net losses through at least the end of its current fiscal year ending January 31, 2004.

The company’s revenues are from the sale of its high-speed network-based intrusion prevention systems and appliances. All of the revenues were attributable to sales to customers in the United States.

Net loss was approximately $5.3 million and $9.9 million for the three months and six months ended July 31, 2003, respectively, as compared to a net loss of approximately $7.0 million and $12.6 million for the three months and six months ended July 31, 2002, respectively. The net loss was $1.00 and $1.87 per share for the three months and six months ended July 31, 2003, respectively, as compared to a net loss of $1.72 and $3.11 per share for the three months and six months ended July 31, 2002, respectively.

Further information on the company, its business, financial position, results of operations and risks related to the company may be found in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 and in its Annual Report on Form 10-K for the year ended January 31, 2003 as filed with the Securities and Exchange Commission.

About TippingPoint Technologies

TippingPoint Technologies is the leading provider of network-based intrusion prevention systems that deliver in-depth protection and attack eradication for corporate enterprises, government agencies, service providers and academic institutions. This innovative approach offers customers an effective network-based security solution with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

Forward-looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company’s future performance will be included in its Quarterly Report on Form 10-Q for the quarter ended July 31, 2003 and the other public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

-Tables to follow-

TIPPINGPOINT TECHNOLOGIES, INC.

COMPARATIVE CONDENSED BALANCE SHEETS

(UNAUDITED)

ASSETS	July 31, 2003	January 31, 2003
Current assets:
Cash, cash equivalents and short-term investments	$18,620,280	$27,150,496
Inventory	1,498,061	1,138,568
Prepaid expenses and other current assets	1,183,370	862,086

Total current assets	21,301,711	29,151,150

Property and equipment, net	3,319,510	4,499,445
Other	1,434,213	1,896,642

	$26,055,434	$35,547,237

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$1,164,290	$881,481
Current portion of long-term debt	500,558	418,578
Accrued liabilities	4,200,818	4,580,553

Total current liabilities	5,865,666	5,880,612

Long-term debt, excluding current portion	677,617	612,316
Other liabilities	293,230	369,730

Total liabilities	6,836,513	6,862,658

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.01 par value; 250,000,000 shares authorized; 5,307,230 shares issued and outstanding as of July 31, 2003 and 5,250,000 shares issued and outstanding as of January 31, 2003	53,072	52,500
Additional paid-in capital	314,574,329	314,476,579
Deferred stock-based compensation	(313,467)	(636,125)
Stockholder notes receivable	(652,800)	(652,800)
Accumulated other comprehensive income	—	3,750
Accumulated deficit	(294,442,213)	(284,559,325)

Total stockholders’ equity	19,218,921	28,684,579

	$26,055,434	$35,547,237

TIPPINGPOINT TECHNOLOGIES, INC.

COMPARATIVE CONDENSED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended July 31,		Six Months Ended July 31,
	2003	2002	2003	2002
Revenues	$337,017	$—	$967,437	$—
Cost of revenues	752,462	—	1,154,331	—

Gross margin	(415,445)	—	(186,894)	—

Operating expenses:
Research and development	2,363,872	4,091,550	4,811,145	8,073,493
Sales and marketing	1,852,251	894,156	3,565,692	1,501,429
General and administrative	731,317	1,352,217	1,492,643	2,577,296

Total operating expenses	4,947,440	6,337,923	9,869,480	12,152,218

Operating loss	(5,362,885)	(6,337,923)	(10,056,374)	(12,152,218)

Interest income, net	74,313	162,880	173,486	346,915

Loss from continuing operations	(5,288,572)	(6,175,043)	(9,882,888)	(11,805,303)

Discontinued operations:
Loss on disposal of a discontinued business	—	(813,033)	—	(813,033)

Net loss	$(5,288,572)	$(6,988,076)	$(9,882,888)	$(12,618,336)

Per share data:
Net basic and diluted loss from continuing operations per common share	$(1.00)	$(1.52)	$(1.87)	$(2.91)
Net basic and diluted loss from discontinued operations per common share	—	(0.20)	—	(0.20)

Net basic and diluted loss per common share	$(1.00)	$(1.72)	$(1.87)	$(3.11)

Weighted average common shares outstanding	5,290,818	4,061,467	5,272,974	4,057,470

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